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                                                                   [EXHIBIT 5.1]


                               KIRKLAND & ELLIS
               Partnerships Including Professional Corporations

                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                 312-861-2000


                                October 9, 1998

Navistar Financial Retail Receivables Corporation
2850 West Golf Road
Rolling Meadows, IL 60008

          Re:  Navistar Financial Retail Receivables Corporation
               Registration Statement No. 333-62445

          We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "Registration Statement") in connection with the registration by the Company of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

          As described in the Registration Statement, the Securities of each series will be issued by an owner trust or a grantor trust to be formed with respect to such series (an "Owner Trust" or a "Grantor Trust", as the case may
be). Each Owner Trust will be formed by the Company pursuant to a Trust Agreement (a "Trust Agreement") between the Company and an Owner Trustee. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee. Each series of Securities issued by an Owner Trust will include one or more classes of Notes and one or more classes of Certificates ("Owner Certificates" and, collectively with the Notes, the "Owner Securities"). Each series of Certificates issued by a Grantor Trust will consist of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (collectively with the Class A Certificates, the "Grantor Certificates"). With respect to any Grantor Trust, only the Class A Certificates will be registered. For each series of Owner Securities, the Owner Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the Owner Trust and an Indenture Trustee. Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.
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          In arriving at the opinions expressed below, among other things, we have examined and, to the extent we deem proper, relied on (i) the Registration Statement, (ii) the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates included as an exhibit thereto),
(iii) the form of Indenture (including the forms of Notes included as exhibits thereto), (iv) the form of Trust Agreement and the form of Owner Certificates included as an exhibit thereto), (v) the form of Purchase Agreement between Navistar Financial Corporation and the Company, (vi) the form of Pooling and Servicing Agreement (the "Owner Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, as Servicer, and an Owner Trust (the Registration Statement, the Grantor Trust Pooling and Servicing Agreement and the Purchase Agreement, collectively, the "Grantor Trust Operative Documents" and the Registration Statement, the Indenture, the Trust Agreement, the Purchase Agreement and the Owner Trust Pooling and Servicing Agreement, collectively, the "Owner Trust Operative Documents"), and (vii) the form of Underwriting Agreement to be executed by the Company and the representatives of the several underwriters (the "Underwriters") to be parties thereto (the "Underwriting Agreement"), in each case, as filed with or incorporated by reference into the Registration Statement.

          Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion, after the Requisite Preliminary Actions identified below have been taken, the Securities will have been legally issued, will be fully paid and non-assessable and, with respect to the Notes, will be binding obligations of the applicable Owner Trust.

          The term "Requisite Preliminary Actions" means: (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate or pass through rate and other principal terms of such Securities have been duly approved by the Board of Directors of the Company, (iii) with respect to each series of Owner Securities, the Owner Trust Operative Documents or, with respect to each series of Class A Certificates, the Grantor Trust Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) with respect to each series of Owner Securities, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) with respect to each series of Owner Securities, such Owner Securities have been duly issued by the Trust and authenticated by the Owner Trustee or the Indenture Trustee, as applicable, all in accordance with the terms and conditions of the related Owner Trust Operative Documents and sold by the Company in the manner described in the Registration Statement or, with respect to each series of Class A Certificates, the Class A Certificates have been duly issued by the Trust and authenticated by the Grantor Trustee, all in accordance with the terms and conditions of the Grantor Trust Operative Documents and sold by the Company in the manner described in the Registration Statement.

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          For purposes of this letter, once the Underwriters have paid for the
Securities pursuant to the Underwriting Agreement, the Securities will be considered "fully paid and nonassessable."

          The opinion in this letter that the Notes will be binding obligations of the applicable Owner Trust (the "enforceability opinion") is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

          Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the captions titled "Prospectus Summary--Certain Federal Income Tax Consequences," "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus and "Summary-- Tax Status" and "Certain Federal Income Tax Consequences" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Kirkland & Ellis
                                       KIRKLAND & ELLIS